December 13, 2005

Board of Directors
Parallel Technologies, Inc.
211 West Wall Street
Midland, TX 79701

RE:  SEC File #: 0-19276
     CIK #: 710846

Gentlemen:

On December 13, 2005, the registered independent certified public accounting firm of S. W. Hatfield, CPA received draft copy of a proposed filing of a Current Report on Form 8-K discussing a change in control of Parallel Technologies, Inc. (SEC#0-19276, CIK #710846) (Company) and our dismissal as auditors for the Company.

Accordingly, we hereby acknowledge our termination as the auditor of record for Parallel Technologies, Inc., effective immediately.

Further, by copy of this letter to the U. S. Securities and Exchange Commission, we hereby confirm that the client-auditor relationship between Parallel Technologies, Inc. (SEC#0-19276, CIK #710846) has ceased.

Yours truly,
S. W. HATFIELD, CPA

/s/ S. W. Hatfield, CPA

Scott W. Hatfield, CPA

SWH/

cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, NW
     Washington, DC 20549